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                                                                    EXHIBIT 99.2


HAWAII NATIONAL BANK CHAIRMAN JOINS PATRON BOARD
Wednesday, January 15, 7:00 am EST

Chicago, IL -- (BUSINESS WIRE) -- January 15, 2003 -- Patron Holdings, Inc. (OTCBB: PAHG) is pleased to announce that Warren K. K. Luke, Chairman and Chief Executive Officer of Hawaii National Bank and its parent, Hawaii National Bancshares, Inc., will join Patron's board of directors effective immediately. Mr. Luke, in addition to his many activities in Hawaii and the Pacific, has also been an active member of a number of regional and national institutions. Mr. Luke served three, three-year terms as a director of the Federal Reserve Bank of San Francisco, including a term as chair of its audit committee. He has served as a member of the Board of Governors of the American Red Cross and the United Way of America and currently serves as a member of the Asia Pacific Advisory Committee for the Harvard Business School.

"Warren Luke is a senior, experienced, business leader who will be of great assistance to Patron as we build our financial services expertise, our board level certification program, and grow our Asian capability," said Patrick Allin, CEO of Patron Holdings, Inc.

Mr. Luke has also agreed to chair the Corporate Governance Committee of Patron's Board.

A graduate of Babson College and the Harvard Graduate School of Business, Luke's banking career spans over thirty years. His numerous leadership positions in business and community affairs include: various assignments with the American Bankers Association, chairman of the Pacific and Asian Affairs Council, and directorships for the following organizations: the Hawaii Chapter of the American Red Cross, the Chinese Chamber of Commerce of Hawaii, the Hawaii Community Reinvestment Corporation, the Honolulu Academy of Arts, the Land Use Research Foundation of Hawaii, Aloha Airlines, and membership on the advisory council for the Korea Economic Institute of America in Washington D.C.

Mr. Luke joins Richard G. Beggs, Chief Administrative Officer for Daiwa Securities America, Patrick Allin, and Copper Yaw as directors of Patron. Additional directors will be announced over the next two months. These individuals are committed to working with the management team of Patron, whose credentials are listed below, to advance the Company's plan to drive growth and profitability.

Patrick J. Allin, CEO and Director

     - Senior Partner at PricewaterhouseCoopers and COO of the Global Consulting Practice
     -   Co-Chairman and CEO of Encore Development
     -   Audit Partner at Price Waterhouse

Marie Meisenbach Graul -- Senior Vice President and Chief Financial Officer
     -   Vice President and Chief Financial Officer of NTE, Inc.
     -   CFO and Treasurer for Schawk, Inc. (NYSE: SGK)
     -   Vice President, J&W Seligman & Co.
     -   US Securities and Exchange Commission, Division of Corporate Finance

Brett Newbold, CTO, President -- Technology and Products Group
     - Served for eight years as VP of R&D for Oracle Corp. - Senior responsibility for the selection and development of new technologies, reporting directly to Larry Ellison
     -   President and COO of OpenText (NASDAQ: OTEX)

Rich Linting, President -- Security Services Group
     -   Lead Technology Partner and Executive Committee Member at Accenture
     -   President of Carreker Corporation (NASDAQ: CANI)
     - Built global consulting practices at both Computer Sciences Corporation and Digital Equipment Corporation o
     -
With funding secured, an experienced management team and a world-class board in formation, Patron continues to successfully execute its operating strategy.


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Contacts:


  Patron Systems, Inc., Chicago           Capital Market Relations
  Marie Graul, 847-340-0527               Chris Rosgen, 949-481-9739
  IR@patronsystems.net                    chrisrosgen@capitalmarketrelations.com


About Patron Systems, Inc.


Patron Systems, Inc. is a development stage information security company incorporated in April 2002 to provide security services and technology products to global enterprises. Patron's Security Services Group intends to work with organizations to provide comprehensive, certifiable solutions for trusted information environments. Initial offerings are contemplated to include vulnerability assessments, compliance and certification reviews, training, remediation, monitoring, and managed services. Patron's Technology Products Group, through its planned acquisition of third generation software and hardware, plans to help enterprises address security needs holistically throughout the IT environment. Patron Systems intends to deploy products maintaining the highest standards of independence, product quality and functionality, as well as ROI for the client organization.


Forward Looking Statements


The statements made in this press release are forward-looking and are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, the ability to complete the proposed reincorporation merger or any proposed acquisitions, the ability of Patron or the Company to execute effectively its business plan, changes in the market for information security solutions, changes in market activity, anticipated increases in customers, seasonality, the development of new products and services, the enhancement of existing products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs, plans, expectations, or intentions regarding the future. The Company assumes no obligation to update information concerning its expectations.





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